Exhibit No. 15

July 6, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

RE:          Regis Corporation Registration Statements on Form S-3 (File No. 333-100327, No. 333-51094, No. 333-28511, No. 333-78793, No. 333-49165, No. 333-89279, No. 333-90809, No. 333-31874, No. 333-57092, No. 333-72200, No. 333-87482, No. 333-102858 and No. 333-116170), and Form S-8 (File No. 33-44867 and No. 33-89882)

Commissioners:

We are aware that our report dated November 10, 2008, except as it relates to the effects of discontinued operations discussed in Note 2 as to which the date is July 6, 2009, on our reviews of the interim financial statements of Regis Corporation for the three month periods ended September 30, 2008 and 2007 and included in the Company’s Current Report on Form 8-K for the three months ended September 30, 2008, is incorporated by reference in the above referenced registration statements.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota